UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2021

CORBUS PHARMACEUTICALS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37348	46-4348039
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 River Ridge Drive, Norwood, MA	02062
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 963-0100

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CRBP	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD.

On June 24, 2021, Corbus Pharmaceuticals Holdings, Inc. (the “Company”) issued a press release announcing results from its Phase 3 DETERMINE study of lenabasum in adults with dermatomyositis. A copy of the press release is attached hereto as Exhibit 99.1.

The information in this Current Report on Form 8-K under Item 7.01, including the information contained in Exhibit 99.1, is being furnished to the Securities and Exchange Commission, and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by a specific reference in such filing.

Item 8.01 Other Information.

On June 24, 2021, the Company announced results from its Phase 3 DETERMINE study of lenabasum in adults with dermatomyositis.

Primary endpoint:

The study did not meet its primary endpoint of Total Improvement Score (TIS) at Week 28. Higher TIS values indicate greater overall improvement. At Week 28, the lenabasum 20 mg twice daily group achieved a mean TIS of 28.3 versus the control group mean TIS of 26.7, p = 0.1965. All subjects, including the control group, received standard background treatments, with 89% of dosed subjects receiving ≥ 1 immunosuppressive or immunomodulating therapy. Additional pre-specified analyses of the overall effect of lenabasum 20 mg twice daily versus control group on TIS through Week 52 showed a trend of beneficial effect of lenabasum, nominal p = 0.0795.

Additional findings:

Dermatomyositis patients have characteristic muscle weakness and inflammatory skin involvement. This study enrolled subjects with the two major types of dermatomyositis - classic dermatomyositis with both muscle weakness and skin involvement and dermatomyositis with no significant muscle weakness but with skin involvement. Improvement in muscle weakness is heavily weighted in the TIS score. In the overall study, higher TIS scores were seen in those subjects who had muscle weakness (Manual Muscle Test-8 muscle group score < 142) and were treated with lenabasum 20 mg twice daily versus the control group, nominal p = 0.0302. Conversely, the Cutaneous Dermatomyositis Activity and Severity Index (CDASI) activity score, a secondary endpoint in this study, is a validated outcome that was designed to assess inflammatory skin involvement in dermatomyositis. In the overall study, greater improvement (reduction) in CDASI activity scores was seen in subjects with skin involvement but no muscle weakness who were treated lenabasum 20 mg twice daily versus the control group, nominal p = 0.0166. This is a similar patient population and the same endpoint as was tested in our prior Phase 2 study (ClinicalTrials.gov Identifier: NCT02466243).

Effect of lenabasum on lung function was a secondary endpoint in this study, and no statistically significant difference was seen at Week 28 in the lenabasum 20 mg twice daily group versus control group. In the overall study, other pre-specified analyses showed that subjects on stable immunosuppressive therapies (> 1 year treatment duration) had an improvement in forced vital capacity compared to the control group, nominal p = 0.0591.

Efficacy results for the lenabasum 5 mg twice daily group were generally similar to those for the control group.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit No.	Description.

	99.1	Press Release, dated June 24, 2021
	104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORBUS PHARMACEUTICALS HOLDINGS, INC.

Dated: June 24, 2021	By:	/s/ Yuval Cohen
	Name:	Yuval Cohen, PhD
	Title:	Chief Executive Officer

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